Exhibit 32.2

Section 906 Certification of Chief Financial Officer

I, David M. Gernak, Chief Financial Officer of Patriot Motorcycle Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 28, 2005

/s/ David M. Gernak
David M. Gernak Chief Financial Officer